Exhibit 10.4

Loan Contract

Contract No.: 2011 Dong Zi No. 1011570049

☒ This Contract is the concrete contract under the Credit Agreement numbered 2011 Dong Zi No. 0011577778. (Please tick in the brackets when applicable)

Lender: China Merchants Bank Co., Ltd, Shenzhen Keyuan Sub-Branch (“Party A”)

Main Person in Charge: Xiaolei SUN

Borrower: Guangzhou Vipshop Computer Service Co., Ltd (“Party B”)

Legal Representative/Main Person in Charge: Eric Ya SHEN

Party B applies for a working capital loan from Party A due to business needs.

Upon examination, Party A agrees to issue the loan. In accordance with the relevant laws, Party A and Party B, after thorough negotiations, now agree to enter into this Contract based upon the following terms:

1. Currency and Amount of the Loan

Renminbi (in words): twenty million only.

2. Purpose for Loan

The Loan, which is a working capital loan, shall be solely used to supplement the working capital of Party B and its affiliate under the same controller, Guangzhou Vipshop Information Technology Co., Ltd. The specific purposes shall include the payment of product purchase, logistics transport expenses and advertising expenses and rental. Party B shall not misappropriate the funds under this Loan to any other purposes without Party A’s written consent.

3. Term of Loan

One year, commencing from June 22, 2011 to June 22, 2012. In case the actual issuance date of the Loan is different from the aforesaid commencing date, then the issuance date of the Loan shall be as specified on the loan receipt, and the repayment date shall be postponed accordingly as specified in the loan receipt.

☒ During the term of the Loan, Party A may release the funds in installments according to Party B’s actual needs. The specific amount, commencing and ending dates of the respective installment shall be as specified in the loan receipt. (please tick in the brackets to choose this paragraph)

☐ During the term of the Loan, Party A shall be entitled to request Party B to repay the Loan in installments according to the following schedule: (please tick in the brackets to choose this paragraph)

—

4. Preconditions for Loan

The Loan hereunder (including each installment of the Loan when the Loan is released by installments) shall be issued only after Party B has satisfied the following conditions. Should Party B fail to satisfy any of the following conditions, Party A shall have the right to refuse to issue the Loan:

4.1.	Party B has provided the related documents as required herein;

4.2.	Party B has cooperated with Party A in its supervision and inspection as required herein;

4.3.	Party B has fully performed its obligation to repay the loans already issued in time;

4.4.	No events of default mentioned herein has occurred on Party B; and

4.5.	Party B has not acted in violation of the other provisions hereof.

The abovementioned preconditions for the Loan are set up for the benefit of Party A, therefore, Party A may unilaterally lower its requirements for these preconditions.

5. Loan Interest Rate and Interest

5.1.	Interest Rate

	5.1.1.	The loan interest rate shall adopt: (please tick to choose one from below)

☐ fixed interest rate; ☒ floating interest rate.

	5.1.2.	Interest rate determination during the contract term:

For RMB loans, the interest rate shall be: ☐% ☒ above/☐ below (please tick to choose one) the benchmark interest rate of ☐ month/one-year RMB loan issued by financial institutions applicable on the pricing date as published by People’s Bank of China; or

For foreign currency loans, the interest rate shall be: ☐ basis points (BPs) ☐ above/☐ below (please tick to choose one) the benchmark interest rate of ☐ month/☐ day loan in the same currency of the Loan applicable on the pricing day or 1 or 2 business day(s) prior to the pricing day. Party A shall choose to take the pricing day or 1 or 2 business day(s) prior to the pricing day as the interest rate determination day with reference to the international practice.

Pricing day mentioned herein shall mean the referenced day to determine the benchmark interest rate during the term of the loan or the floating period. In case a fixed interest rate is adopted, the pricing day shall be determined subject to Article 5.1.3.

The “☐% ☒ above/☐ below “ the benchmark interest rate (hereinafter referred to as the “Floating Percentage”), or the “☐ basis points (BPs) ☐ above/☐ below “ (hereinafter referred to as the “BPs”) shall mean the floating percentage and/or BPs determined at the signing of this Agreement, which may be adjusted by Party A on a regular/irregular basis with reference to the change of the relevant State policies, price change of the domestic credit market or the variation of Party A’s own credit policies. Once Party A decides to make such adjustment, it shall serve a written notice to Party B five (5) working days in advance.

Such adjustment shall take effect upon Party A’s notifying Party B. The relevant loans newly withdrawn by Party B, or the loan already withdrawn by Party B before the notice takes effect but not yet repaid shall adopt the Floating Percentage and/or BPs specified in Party A’s notice. The benchmark interest rate and floating period shall remain subject to this Contract.

	5.1.3.	When a floating interest rate is adopted, the floating period adopted shall be three months/☐ day, and the benchmark interest applied in each floating period shall be determined pursuant to Article 5.1.2.

The actual issuance date of the Loan shall be the pricing day of the first floating period, while the first day of each floating period shall be the pricing day of such floating period.

	5.1.4.	Should Party B fail to use the loan for the purpose agreed herein, an additional 100% interest rate will be charged based on the original interest rate for the part of the loan that fails to be used for the purpose intended herein from the day when the purpose fails to be observed.

Should Party B fail to repay the Loan on schedule, an additional 50% interest rate will be charged based on the original interest for the outstanding amount of the Loan from the day when the repayment starts to be overdue.

The “Original Interest Rate” shall mean the interest rate applicable by the due date (pre-maturity date included) of the Loan (or the last floating period before the due date (pre-maturity date included) in case of floating interest rate).

In case the overdue repayment and the failure to use the Loan for the intended purpose occur at same time, the higher of the above penalty interest rate shall prevail.

	5.1.5.	During the term of the Loan, in case the People’s Bank of China adjusts the loan interest rate, the relevant provisions of the People’s Bank of China shall apply.

5.2.	Interest Calculation: The interest of the Loan shall start to be accrued from the day when the Loan is deposited into Party B’s bank account. The interest will be calculated based upon the actual amount released and the actual number of days when the loan is occupied. The interest shall be calculated on a monthly basis with the 20th day of each month as the interest calculation day. The daily interest will be converted and calculated in a manner stipulated in the relevant regulations of the People’s Bank of China or subject to the international practice.

	5.3.	Interest Payment: Party B shall pay the interest on the interest calculation day, which may be directly deducted and collected by Party A from Party B’s deposit account. Should Party B fail to pay the interest on time, Party A may charge an additional compound interest equivalent to the loan interest of the corresponding period on the outstanding interest.

6. Guarantee (please tick in the brackets according to the actual situation)

☐	6.1.	The principal, interest of the Loan and all the other relevant expenses hereunder shall be secured by as designated by Party B as the guarantor, who shall issue an irrevocable guarantee letter to Party A; and/or

☐	6.2.	The Loan hereunder shall be secured by the mortgage (pledge) of that owns or has the right to dispose of, subject to a mortgage (pledge) contract otherwise entered into by and between the Parties.

☐	6.3.	Other forms of guarantee:

Where this Contract is the concrete contract under the Credit Agreement this Article 6 shall not apply and the debt hereunder shall automatically be included into the scope of guarantee of the maximum amount mortgage/pledge contract signed with Party A or the irrevocable guarantee letter with maximum amount issued to Party A.

Should the guarantor fail to execute the guarantee documents or complete the guarantee formalities as required, Party A may refuse to issue the Loan to Party B.

7. Party B’s Rights and Obligations

	7.1.	Party B shall enjoy the rights:

		7.1.1.	to withdraw and use the entire Loan as agreed herein; and

		7.1.2.	to transfer and assign the debt to a third person after obtaining Party A’s consent.

	7.2.	Party B shall undertake the obligation:

		7.2.1.	to faithfully provide the documents and materials, as well as the information about all the deposit banks, account No. and the balance of such deposits and loans upon the request of Party A, and to cooperate with Party A in its investigations, examinations and inspections;

		7.2.2.	to accept Party A’s supervision on its use of the loan funds, its production, operation and financial activities, and to take reasonable measures on Party A’s suggestions or requirements in time;

7.2.3.	to use the Loan for the purpose agreed herein, and to comply with Party A’s requirements for payment and management of loan funds;

7.2.4.	to repay the principal and interest of the Loan in full amount and on time pursuant to this Contract;

7.2.5.	to obtain Party A’s written consent when assigning all or part of the debts hereunder to a third person;

7.2.6.	Party B shall immediately notify Party A at Party B’s occurrence of the following circumstances and cooperate with Party A in implementing the measures to secure the timely and full repayment of the principal and interest of the Loan hereunder and all the other costs as required by Party A;

	7.2.6.1.	Party B suffers significant financial losses, asset losses or other financial crisis;

	7.2.6.2.	Party B provides a loan or a guarantee for the benefits of a third person or to protect a third person from losses, or provides a guarantee by creating mortgage (pledge) on its own property (rights);

	7.2.6.3.	Party B’s credit or the profitability of its main operating business deteriorates;

	7.2.6.4.	Party B closes down, or its business license is revoked or canceled, Party B files or is filed for bankruptcy, or is dissolved, etc;

	7.2.6.5.	Party B’s controlling shareholder, actual controller or other affiliates experiences major crisis in its operation or finance, which affects Party B’s normal operation;

	7.2.6.6.	Party B’s normal business is affected by any major affiliated transactions concluded between Party B and its controlling shareholder or other affiliates;

	7.2.6.7.	any litigation, arbitration or criminal or administrative penalty is filed or imposed on Party B, which causes material adverse consequences on its operations or financial situation;

	7.2.6.8.	the Borrower’s legal representative, director or major senior management is changed, or his/her personal freedom is restricted by the competent authority of the State due to violation of laws or disciplines, which may affect the Borrower’s normal operations; or

	7.2.6.9.	any major events that may affect its solvency;

7.2.7.	not to be negligent in managing and claiming its due creditor’s rights, or to dispose its existing material assets for free or in other inappropriate manner;

7.2.8.	to obtain Party A’s prior written consent to its merger, division, restructuring, equity transfer, equity (cooperative) joint venture, property right transfer, transformation into a stock company, external investment, substantial increase of debt financing and such other major events; and

7.2.9.	to act as required by Party A as follows: (please tick in the brackets below according to the actual situation):

☐ to purchase insurance to cover its core assets and to designate Party A as the beneficiary first in order;

☐ not to sell or mortgage its assets of as designated by Party A before the Loan is settled;

☐ to impose the following restrictions on the percentage of its dividends to its shareholders at the request of Party A during the existence of the Loan:

☐ others:

8. Party A’s Rights and Obligations

8.1.	Party A shall enjoy the rights:

	8.1.1.	to require Party B to repay the principal and interest of the Loan in full amount and on schedule;

	8.1.2.	to require Party B provide the Loan-related materials;

	8.1.3.	to learn about Party B’s production, operations and financial activities;

	8.1.4.	to supervise Party B to use the Loan for the purpose agreed herein;

	8.1.5.	to monitor the account opened by Party B at Party A, to entrust other offices of China Merchants Bank than Party A to monitor Party B’s account, and to control the payment of loan funds according to the purpose of the Loan and the scope of payment agreed between the parties;

	8.1.6.	to directly deduct the principal and interest of the Loan and other relevant expenses from Party B’s account;

	8.1.7.	to assign its creditor’s rights against Party B, and to notify Party B of such transfer and urge Party B to make the repayment in an appropriate manner which it deems appropriate, including but not limited to by facsimile, mail, personal delivery and announcement through public media;

	8.1.8.	in the business of “Seller to Pay Interest for Buyer’s Loan” and “Buyer to Pay Interest for Seller’s Loan”, to refuse to issue the Loan to Party B until Party A receives the Commitment Letter on Interest Payment submitted by the seller/buyer;

	8.1.9.	to collect the repayment ahead of schedule in light of Party B’s status of capital collection;

	8.1.10.	to take measures pursuant to this Contract when Party B fails to perform the obligations hereunder; and

	8.1.11.	to enjoy other rights provided by this Contract.

8.2.	Party B shall undertake the obligations:

	8.2.1.	to issue the Loan to Party B based upon the conditions hereunder; and

	8.2.2.	to keep Party B’s financial, production and operating situation confidential, except otherwise required by laws, regulations or regulatory bodies.

9. Special Warranties of Party B

9.1.	Party B is a legal person duly incorporated and existing under the PRC laws, having full civil capacity to sign and execute this Contract;

9.2.	Party B has obtained full authority from its board of directors or any other competent organ to sign and execute this Contract, and this Contract constitutes legitimate, effective and binding obligation of Party B upon the date of execution;

9.3.	The project and the purposes which the Loan is for comply with the laws and regulations. Party B will not use the loan to invest in fixed assets, equity, etc, or in the speculation of valuable securities, futures and real estate; or use the Loan for mutual loans to seek illegal proceeds; or use the Loan in any fields of production and operations or for any purpose which are forbidden by the State; or use the Loan for any purpose other than what is provided herein;

9.4.	In the event that the loan funds are used and paid at the Borrower’s own discretion, Party B shall regularly (at least on a quarterly basis) summarize and report the payment of the loan funds, and Party A may check and verify whether the payment of the Loan is in conformity with the agreed purpose by means of account analysis, receipt inspection, on-site investigation and such other means;

9.5.	If Party B needs to use online bank to pay the loans upon the consent of Party A, Party B shall accept such restrictive measures imposed by Party A in relation to online bank as pre-setting of list of payees, upper ceiling amount for each single payment and upper ceiling amount for each installment of payment;

9.6.	The documents, materials, vouchers and other files provided by Party B in relation to Party B, guarantor, mortgagor (pledgor), collateral for mortgage (pledge) are all true, accurate, complete and valid without any significant errors inconsistent with facts or any omissions of material facts;

9.7.	At the signing of this Contract no litigations, arbitrations or criminal, administrative penalty that have material adverse impact on Party B or its material properties have occurred, and such litigations, arbitrations or criminal, administrative penalty will not occur during the execution of this Contract. Once such litigations, arbitrations or criminal, administrative penalty occur, Party B shall immediately notify Party A;

9.8.	Party B will strictly comply with all the laws and regulations of the State in relation to its business activities, conduct its activities strictly subject to the business scope specified in its Business License for Enterprises as Legal Person, and complete annual check registration formalities for enterprises (as legal person);

9.9.	Party B will maintain or improve its existing operation and management capability to ensure the value of its existing assets is maintained and increased, not waive any due creditor’s rights or dispose of its existing material properties for free or in any other inappropriate manner;

9.10.	Party B shall ensure that its financial metrics during the term of the loan will not fall below the following requirements:

9.11.	At the signing of this Contract, Party B has not experienced any significant events that may affect the performance of its obligations hereunder.

10. Withdrawal and Use of Loan

10.1.	Party B shall use the Loan hereunder in any of the following manners: (please tick in the brackets for choice according to the actual situation, only one of the options can be chosen. Failure to choose may cause Article 10.1.2 to apply automatically)

☒	10.1.1.	Discretionary Payment

Discretionary payment shall mean: after Party A releases the loan funds to Party B’s account at the withdrawal request of Party B, Party B will pay such funds by itself to its counterparties of transactions which are in conformity with the purpose agreed herein.

☐	10.1.2.	Entrusted Payment

Entrusted payment shall mean: Party A shall pay the loan funds through Party B’s account to Party B’s counterparties of transactions which are in conformity with the purpose agreed herein pursuant to Party B’s loan payment request and payment entrustment.

When the entrustment payment is adopted, any external payment after the Loan is issued must be made only after approved by Party A, and Party B may not evade Party A’s supervision by means of online bank, transfer funds to its own account in other bank by cheque, breaking the whole loan into parts and such other means.

☐	10.1.3.	Combination of Discretionary Payment and Entrusted Payment

Under this option, if the amount of a single payment intended to be paid to the same beneficiary is equal to or above RMB ☐ million (or equivalent foreign currency) when Party B applies for loan payment, such payment shall be subject to the entrusted payment stipulated in Article 10.1.2; if the amount of a single payment intended to be paid to the same beneficiary is below such amount when Party B applies for loan payment, then the discretionary payment mentioned in above Article 10.1.1 will automatically apply.

10.2.	When withdrawing the Loan, Party B shall submit to Party A the Withdrawal Request Letter, loan receipt and other documents required by Party A based upon the different requirements of discretionary payment or entrusted payment; otherwise, Party A may decline Party B’s withdrawal request.

10.3.	After Party A receives the abovementioned documents, if it agrees to issue the loan, then the actual issuance day, term, amount of each withdrawal of Loan will be specified in the loan receipt.

For the loan funds that adopt entrustment payment manner, Party B authorizes Party A to pay such loan funds to Party B’s counterparties of transactions through Party B’s account on the day when the loan funds are released (or the business day following the issuance day).

11. Earlier Repayment

11.1.	Party B may request earlier repayment of the Loan, subject to Party A’s consent;

11.2.	The interest rate shall still be calculated pursuant to this Contract even if Party B repays the Loan earlier.

12. Extension of Loan Term

Should Party B be unable to repay the Loan hereunder on schedule and needs to extend its term, it shall file a written application to Party A one month before this Contract expires; if Party A agrees with such extension request upon examination, a separate extension agreement will be signed between the Parties. If Party A disagrees with such extension request, this Contract shall remain effective, and the loan already occupied by Party B and the due interest accrued thereon shall be repaid according to the terms of this Contract.

13. Costs and Expenses

Any expenses of credibility investigation, examination and notarization in connection with this Contract, as well as any attorney fee, litigation fee and travel costs paid by Party A in order to realize its creditor’s right when Party B is unable to repay the principal and interest of the Loan hereunder or to pay the due expenses on time, shall all be paid by Party B in full. Party B authorizes Party A to deduct any such amounts directly from its bank account; in case the amounts in the bank account is insufficient to cover the relevant payables, Party B guarantees to repay the appropriate amount of shortage upon receiving Party A’s notification and requires no proofs to be provided by Party A.

☒ 14. Special Loan Account (please tick in the brackets to apply this Article)

14.1.	All the loan capitals hereunder shall be issued and paid through the following bank account:

The detailed information is as follows:

Name of Account: Guangzhou Vipshop Computer Service Co., Ltd

A/C: 755918136210239

Deposit Bank: China Merchants Bank Co., Ltd, Shenzhen Keyuan Sub-Branch

14.2.	In case entrusted payment is adopted, Party A may, as necessary, restrict the payment through online bank, telephone bank and other non-counter payment channels or the universal cash withdrawing function of the above-said account.

15. Monitoring of Party B’s Capital Collection Account

15.1.	After this Contract comes into effect and before Party B repays the entire funds hereunder in full amount, the Parties agree to designate the following account as Party B’s fund collection account:

Name of Account: Guangzhou Vipshop Computer Service Co., Ltd

A/C: 755918136210836

Deposit Bank: China Merchants Bank Co., Ltd, Shenzhen Keyuan Sub-Branch

15.2.	This account shall be monitored according to the following requirements: —

Party A shall be entitled to recover the Loan according to the progress of Party B’s funds collection, which is to say, when there are funds collected in this account, the part of the loan with the same amount of such collected funds may be deemed to become due earlier, so Party A may deduct such amounts directly from such account to repay such part of the Loan.

15.3.	In case entrusted payment is adopted, Party A may, as necessary, restrict the payment through online bank, telephone bank and other non-counter payment channels or the universal cash withdrawing function of the above-said account.

15.4.	Party B shall inform Party A of the flow in/out of the above-said account on a quarterly basis and cooperate with Party A in its supervision on the relevant account and on the funds collected.

16. Events of Default and its Handling

16.1.	Any of the following circumstances that occurs on Party B shall be deemed as an vent of Default:

	16.1.1.	Party B violates Article 7.2.1 hereof by providing Party A with fake information or concealing true situation, not cooperating with Party A’s investigations, examination and review, and fails to correct such violation within the reasonable time limit given by Party A for correction;

	16.1.2.	Party B violates Article 7.2.2 by not accepting or escaping Party A’s supervision on its usage of the loan funds and production, operating and financial activities;

	16.1.3.	Party B violates Article 7.2.3 by failing to use the Loan for the purpose agreed herein or failing to comply with Party A’s funds payment management and reporting requirements;

	16.1.4.	Party B violates Article 7.2.4 by failing to repay the principal and interest of the Loan in full amount and on time as agreed herein;

	16.1.5.	Party B violates Article 7.2.5 by discretionally and unilaterally assigning its debts hereunder to a third person; or violates Article 7.2.7 by being negligent in managing and claiming its creditor’s rights that are already due, or by disposing of its material assets for free or in any other inappropriate manner;

	16.1.6.	Party B violates Article 7.2.6 by failing to inform Party A in time at the occurrence of the circumstances listed therein, or Party A recovers the Loan due to Party B’s failure to act as required by Party A to enhance the security measures to guarantee the repayment of the debts hereunder after Party B’s occurrence of such circumstances comes to the knowledge of Party A, which leads Party A to doubt the security of the Loan repayment of Party A;

	16.1.7.	Party B violates Article 7.2.8 by failing to obtain Party A’s consent before the occurrence of the major events specified therein;

	16.1.8.	Party B violates Article 9.1, 9.2 or 9.6, or breaches Article 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 9.10 or 9.11, and fails to immediately rectify such violation as required by Party A;

	16.1.9.	Party B fails to withdraw or use the Loan pursuant to Article 10 hereof, or breaches Article 15 hereof, or fails to comply with Party A’s requirements in using the capitals in its fund collection account, or fails to accept Party A’s supervision or fails to immediately correct its violation as required by Party A;

	16.1.10.	Party B materially breaches any legitimate and effective contracts signed by Party B with other creditors, and such breach fails to be resolved satisfactorily within three months upon such breach;

The aforesaid material breach shall mean any of Party B’s breach that entitles its creditors to claims of an amount reaching or exceeding RMB 5 million;

	16.1.11.	Party B violates other obligations hereunder, or suffers a deterioration of its creditability or other circumstances that may affect the realization of Party A’s creditor’s rights as reasonably judged by Party A; or

	16.1.12.	any other circumstances that Party A deems may affect its legitimate rights and interests based upon justified reasons.

16.2.	Any of the following circumstances on the guarantor that Party A deems may affect the guarantor’s capability of guarantee and thus requiring the guarantor to eliminate any adverse impact so caused, or requiring Party B to increase or change the conditions of guarantee, shall be deemed as an Event of Default, if the guarantor and Party B fail to act accordingly:

	16.2.1.	any circumstances similar to those mentioned in Articles 7.2.6, 7.2.7 and 7.2.8 hereof occur on the guarantor;

	16.2.2.	the guarantor conceals its real capability to undertake the guarantee responsibility, or fails to obtain the authorization, when issuing the irrevocable letter of guarantee;

	16.2.3.	the guarantor fails to go through the annual check registration formalities on time; or

	16.2.4.	the guarantor is negligent in managing and claiming its creditor’s rights that are already due, or disposes of its material assets for free or in any other inappropriate manner;

16.3.	Any of the following circumstances on the mortgagor (or the pledgor) that Party A deems may cause the mortgage (or the pledge) unable to be established or the collateral for mortgage (or pledge) insufficient to cover the guarantee, and thus requiring the mortgagor (or the pledgor) to eliminate any adverse impact so caused, or requiring Party B to increase or change the conditions of guarantee, shall be deemed as an Event of Default, if the mortgagor (or the pledgor) and Party B fail to act accordingly:

	16.3.1.	the mortgagor (or the pledgor) has no ownership or disposal rights to the collateral for mortgage (or pledge), or has disputed ownership or disposal rights;

	16.3.2.	the mortgagor (or the pledgor) conceals such facts that the collateral for mortgage (or pledge) is jointly owned with others, has been leased, seized or regulated, and the existence of any legal rights that enjoy priority over the mortgage right;

	16.3.3.	the mortgagor discretionally transfers, leases, re-mortgages or otherwise inappropriately disposes of the collateral without written consent of Party A;

	16.3.4.	the mortgagor fails to take care of, maintain or repair the collateral properly, which causes a considerable decrease in the value of the collateral; or the acts of the mortgagor directly jeopardize the collateral, which leads to a value decrease of the collateral; or the mortgagor fails to underwrite appropriate insurance for the collateral during the term of mortgage as required by Party A; or

	16.3.5.	the collateral is or is likely to be expropriated or removed or other occurrences that may affect the value of the collateral or Party A’s mortgage right.

16.4.	Once any of the Events of Default listed in Articles 16.1, 16.2 and 16.3 occurs, Party A shall be entitled to take any or all of the following measures:

	16.4.1.	to change the conditions of entrusted payment of the loan funds, cancel Party B’s use of the Loan by means of discretionary payment;

	16.4.2.	to cease the issuance of the Loan not yet used by Party B;

	16.4.3.	to recover the principal and interest of the Loan already issued and other relevant costs;

	16.4.4.	to directly deduct and withhold amounts from the deposits available in Party B’s settlement account or other accounts, and entrust other entities of China Merchants Bank to deduct and withhold amounts from the deposits available in Party B’s account opened in such other offices so as to repay all the debts owed by Party B hereunder; and/or

	16.4.5.	to seek recourse pursuant to Article 19 hereof.

17. Amendment and Termination

This Contract may be amended and terminated by a written agreement entered to by and between the Parties hereto through negotiations. This Contract shall remain valid before such written agreement is concluded. Neither Party shall unilaterally amend, modify or terminate this Contract at its sole discretion.

18. Miscellaneous

18.1.	Situation Change and Force Majeure

	18.1.1.	Should the loan granting to Party A hereunder be rendered illegal due to a change of applicable laws or policies, Party A may terminate this Contract and declare all the Loans already issued become due ahead of schedule, and Party B shall immediately make the repayment as required by Party A.

	18.1.2.	Should Party A have to bear additional costs to perform its obligations hereunder due to any changes of applicable laws or policies, Party B shall compensate Party A for such additional costs as required by Party A.

	18.1.3.	Should one or both Parties suffer an event of force majeure during the course of performing this Contract, the Party encountering such event of force majeure is not obligated to compensate for the losses incurred to the other Party, but has the obligation to notify the other Party in time and take reasonable measures to prevent further losses, failing to do which such Party shall compensate the other Party for the additional losses thus caused.

18.2.	Reservation of Rights

So long as this Contract remains effective, any leniency, grace period granted by Party A for any breach or delay of Party B or any postponed exercise of any rights or interests enjoyed by Party A hereunder shall not impair, affect or restrict any rights or interests under this Contract and relevant laws and regulations of Party A as creditor, nor shall it serve as the permit or acknowledgement granted by Party A on any breach of this Contract, or is deemed as Party A’s waiver of its right to take action against any existing or future breach.

18.3.	Partial Invalidity

Party B shall nonetheless perform all of its repayment responsibilities even if this Contract or any provision thereof becomes invalid by law for any reason whatsoever. In such case, Party A may terminate this Contract and immediately claim the principal and interest of the Loan hereunder and any other relevant payment against Party B.

18.4.	Notices

Any notices, demands or any other communications between Party A and Party B with respect to this Contract shall be made in writing. Such communications shall be deemed as delivered: (1) upon signed on receipt by the recipient if sent by personal delivery (or on the day when such refusal is made, if the recipient refuses to sign on receipt) (2) 7 days upon sent by mail; or (3) upon received by the recipient’s fax system. In case Party A notifies Party B of the transfer of its creditor’s rights or urges Party B to make the repayment by an announcement published on public media, then such notice shall be deemed as delivered upon the date of such announcement.

If to Party A: Evoc Technology Building, No. 31 Gaoxin Central Avenue 4th Road, Nanshan District, Shenzhen

If to Party B: Building 6, No. 20 Hua Hai Street, Fang Village, Liwan District, Guangzhou

Any Party’s change of post address shall be notified to the other Party in time; otherwise, such failing Party shall bear any losses that may be thus incurred by itself.

18.5.	The loan receipts hereunder and any written supplementary agreement entered into by and between the Parties through negotiations on the amendment hereto or any other matters not covered herein shall all be attached as appendices hereof and constitute an indispensable component of this Contract.

18.6.	–

18.7.	–

18.8.	–

19. Applicable and Dispute Resolution

19.1.	The formation, interpretation of this Contract and the resolution of the disputes therefrom shall all be governed by the laws of the People’s Republic of China, and the rights and interests of the Parties shall be guaranteed and secured by the same.

19.2.	Any disputes arising during the course of performing this Contract shall be resolved through consultation between the Parties. Should the consultation fail, either Party may (please tick to choose any one of the below):

☒	19.2.1.	file a lawsuit to the People’s Court where Party A is located; or

☐	19.2.2.	file for arbitration to Arbitration Commission;

☐	19.2.3.	submit the dispute to (if this option is chosen, please tick to choose either of the following):

	☐ China International Economic and Trade Arbitration Commission

	☐ China International Economic and Trade Arbitration Commission, Sub-Commission

	for arbitration according to the arbitration rules on financial disputes.

19.3.	After this Contract is notarized for compulsory enforcement, Party A may apply for enforcement directly to the competent People’s Court to exercise its right of recourse on the debt owed by Party B hereunder when due.

20. Effectiveness

This Contract shall come into effect upon signed (or stamped) by the legal representatives (or persons in charge) or the authorized agents of the Parties and affixed with the official company seals/ special seals for contracts, and shall automatically lose effect on the day when the principal and interest of the Loan hereunder and all the other related expenses are repaid off.

21. Supplementary Articles

This Contract shall be made in duplicate, each Party holding one, which shall have the same effect.

(This page is the signature page)

Special Note:

All the terms of this Contract have been fully negotiated by and between the Parties. Party A has brought to Party B’s particular attention to fully and accurately understand the articles regarding the exemption or limitation of Party A’s responsibilities, certain rights unilaterally owned by Party A, increase of Party B’s responsibilities and restriction of Party B’s rights. Party A has made the corresponding explanation on these articles to Party B at its request. Both Parties are consistent in their understanding of the terms hereof.

Party A: /s/ China Merchants Bank Co., Ltd, Shenzhen Keyuan Sub-Branch (stamp)

Main person in charge or authorized agent (signature/seal): /s/ Xiaolei SUN

May 27, 2011

Party B: /s/ Guangzhou Vipshop Computer Service Co., Ltd (stamp)

Legal representative/ person in charge or authorized agent (signature/seal): /s/ Eric Ya SHEN

Date of signature: May 27, 2011